EX-35.5
(logo) Prudential Financial

Prudential Asset Resources
2100 Ross Avenue, Suite 2500
Dallas, TX 75201
Tel 214-777-4500 Fax 214-777-4556


Annual Compliance Statement

To: (see attached Distribution List)

Re: Commercial Mortgage Pass-Through Certificates, Series 2007-PWR18


I, Catherine J. Rodewald, President and Chief Executive Officer of Prudential Asset Resources, Inc. (the "Company") hereby certify with regard to the Company's role as a Master Servicer under the Pooling and Servicing Agreement, (the "Agreement") dated as of December 1, 2007 pertaining to the above-referenced certificates, that:

(i) a review of the activities of the Company as a Master Servicer under the Agreement during the period from January 1, 2007 to December 31, 2007 and its performance has been made under my supervision; and

(ii) to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations, as a Master Servicer, under the Agreement in all material respects throughout such period.

Effective Date of Certification: March 10, 2008



/s/ Catherine J. Rodewald
Catherine J. Rodewald, President &
CEO


(page)


March 10, 2008

Re: Series 2007-PWR18 Commercial Mortgage Pass-Through Certificates

DISTRIBUTION LIST


LASALLE BANK NATIONAL ASSOCIATION
135 South LaSalle, Suite 1625
Chicago, Illinois 60603
Pearlie.bolton@bankofamerica.com

WELLS FARGO BANK, NATIONAL ASSOCIATION
9062 Old Annapolis Road
Columbia, Maryland 21045
Karen.a.merson@wellsfargo.com

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
383 Madison Avenue
New York, New York 10179
Attention: J. Christopher Hoeffel and Joseph Jurkowski, Esq.

FITCH, INC.
One State Street Plaza
New York, NY 10004
Attention: Commercial Mortgage Surveillance

STANDARD & POOR'S RATINGS SERVICES
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Attention: Commercial Mortgage Surveillance

Centerline Servicing Inc.
5221 N. O'Connor Blvd.
Suite 600
Irving, TX 75039
lduggins@centerline.com